Exhibit 10.3

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

PARKERVISION, INC.

AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

Note due January 11, 2028

Note No. PV-2023-001

$500,000
Dated: January 11, 2023, as amended and restated July 8, 2024

For value received, PARKERVISION, INC., a Florida corporation (the “Maker” or the “Company”), hereby promises to pay to the order of GEM Partners LP (the “Holder”), in accordance with the terms hereinafter provided, the principal amount of $500,000.

All payments under or pursuant to this Convertible Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The aggregate unconverted and outstanding principal balance of this Note (the “Outstanding Principal Amount”) plus all accrued interest thereon (if any) shall be due and payable on January 11, 2028 (the “Maturity Date”) or at such other time as provided herein.

ARTICLE 1

1.1    Purchase Agreement. This Note has been executed and delivered pursuant to the Securities Purchase Agreement, dated as of January 11, 2023 (as the same may be amended from time to time, the “Purchase Agreement”), by and among the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement. This Note is one of a series of notes issued or to be issued by the Maker pursuant to the Purchase Agreement (collectively, the “Purchase Agreement Notes”).

1.2    Payment of Interest.

(a)    The Maker shall pay interest to the Holder on the Outstanding Principal Amount at the rate of nine percent (9%) per annum. Interest shall be payable on the 15th of January, April, July, and October of each year (each an “Interest Payment Date”) during the term of the Note, commencing with the first Interest Payment Date following the effectiveness of the Registration Statement (as defined in the Purchase Agreement). Interest payments shall be made, at the Maker’s option, and subject to the Equity Conditions, in (i) cash, (ii) shares of Common Stock (the “Repayment Shares”), or (iii) a combination of cash and Repayment Shares. Interest shall cease to accrue with respect to any principal amount converted.

(b)    The number of Repayment Shares shall be determined by dividing the payment amount by the closing price of the Common Stock on the trading day prior to the Interest Payment Date. The Maker may only issue Repayment Shares if (i) no Event of Default has occurred or is occurring; (ii) the Holder has not been issued greater than 19.99% of the Company’s outstanding shares, inclusive of the Repayment Shares being issued, unless expressly waived by the Company’s Board of Directors, (iii) the Repayment Shares are registered on an effective Registration Statement or otherwise subject to an exemption therefrom; and (iv) the Company’s shares are listed or quoted on a Trading Market as defined in the Purchase Agreement (collectively, the “Equity Conditions”)

1.3    Payment of Principal.

(a)    The Outstanding Principal Amount of the Note is payable in cash on the Maturity Date.

(b)    The Maturity Date of the Note shall be automatically extended by up to ten (10) one-year increments, for an aggregate of ten (10) additional years, at the stated rate of interest, provided that the Holder does not provide written notice to Maker revoking the automatic extension option at least ten (10) trading days prior to the then applicable Maturity Date.

1.4    Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

1.5    Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

1.6    Senior Status of Note. The obligations of the Maker under the Purchase Agreement Notes shall be senior to all equity of the Company. Upon any Liquidation Event (as hereinafter defined), the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any class of capital stock of the Maker, an amount equal to the Outstanding Principal Amount plus all accrued interest thereon (if any). For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker.

ARTICLE 2

2.1    Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)    any default in the payment of (1) the principal amount or accrued interest (if any) hereunder or under any other Purchase Agreement Note when due; or (2) liquidated damages in respect of, this Note or any other Purchase Agreement Note, as and when the same shall become due and payable (whether on a Payment Date, the Maturity Date or by acceleration or otherwise);

(b)    the Maker shall fail to observe or perform any other covenant, condition or agreement contained in this Note, any other Purchase Agreement Note or any Transaction Document which failure is not cured, if possible to cure, within three (3) Business Days after notice of such default sent by the Holder;

(c)    any of the representations or warranties made by the Maker or any of its agents, officers, directors, employees or representatives in any Transaction Document or public filing being inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, or any certificate or financial or other written statements furnished by or on behalf of the Maker to the Holder or any of its representatives, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, or on the Issuance Date;

(d)    the Maker or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(e)    a proceeding or case shall be commenced in respect of the Maker or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days;

(f)    the Maker shall, or shall announce an intention to pursue or consummate a Change of Control (as defined in the Purchase Agreement), or a Change of Control shall be consummated, or the Maker shall negotiate, propose or enter into any agreement, understanding or arrangement with respect to any Change of Control.

2.2    Remedies Upon an Event of Default.

(a)    Upon the occurrence and during the continuation of any Event of Default, the Maker shall pay interest on the Outstanding Principal Amount hereunder at an interest rate per annum at all times equal to twelve percent (12%) to the fullest extent permitted by applicable Law.  Accrued and unpaid interest (including interest on past due interest) shall be due and payable upon demand.

(b)    If an Event of Default shall have occurred and shall be continuing, Holders representing greater than fifty percent (50%) of the outstanding principal balance of the Notes (the “Holder Majority”) may at any time at its option declare the entire Outstanding Principal Amount plus all accrued interest thereon (if any) due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker. No course of delay on the part of the Holder Majority shall operate as a waiver thereof or otherwise prejudice the rights of the Holder Majority. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE 3

3.1    Conversion.

(a)    Voluntary Conversion. At any time and from time to time, subject to Section 3.3 herein and Section 4.9 of the Securities Purchase Agreement, this Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion of the Outstanding Principal plus any accrued interest thereon by (y) the Conversion Price then in effect on the date on which the Holder delivers a notice of conversion (the “Conversion Notice”) in accordance with Section 5.1 to the Maker. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”).

(b)    Conversion Price. The “Conversion Price” means $0.11 and shall be subject to adjustment as provided herein.

3.2    Delivery of Conversion Shares. As soon as practicable after any conversion in accordance with this Note and in any event within two (2) Trading Days thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled on such conversion (the “Conversion Shares”), in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except for any such legends as may be required under the Securities Act). In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such shares of Common Stock issuable upon conversion of this Note to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee).

3.3    Ownership Cap. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares of Common Stock or other securities (together with Common Stock, “Equity Interests”) upon conversion of this Note to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined below) of the Equity Interests of such class that are outstanding at such time. To the extent limitations contained in this Section 3.3 apply, the determination of whether this Note is convertible and of which portion of this Note is convertible shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares requested in the notice of conversion is permitted hereunder, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3.3, (i) the term “Maximum Percentage” shall mean 9.99%; provided, that, at the request of the Holder, the Maker shall permit the Holder to increase the Maximum Percentage up to 19.99%; it being agreed and understood that any such increase in the Maximum Percentage shall not take effect until 61 days following the date the Holder makes such request and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of Equity Interests of such class then outstanding. The provisions of this Section 3.3 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

3.4    Adjustment of Conversion Price.

(a)    Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.4(a)(i) hereof):

(i)    Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) effect a split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date), combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(b)    Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of this Note pursuant to this Section 3.4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

3.5    Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

3.6    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal such fractional shares multiplied by the Conversion Price then in effect.

3.7    Reservation of Common Stock. The Maker shall reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock equal to the Required Minimum as defined in the Purchase Agreement.

3.8    Effect of Events Prior to the Issuance Date. If the Issuance Date of this Note is after the Closing Date, then, if the Conversion Price or any other right of the Holder of this Note would have been adjusted or modified by operation of any provision of this Note had this Note been issued on the Closing Date, such adjustment or modification shall be deemed to apply to this Note as of the Issuance Date as if this Note had been issued on the Closing Date.

3.9    Inability to Fully Convert. If, upon the Maker’s receipt of a Conversion Notice or as otherwise required under this Note, the Maker cannot issue shares of Common Stock for any reason, including, without limitation, because the Maker does not have a sufficient number of shares of Common Stock authorized and available then the Maker shall issue as many shares of Common Stock as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any shares of Common Stock not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice).

3.10    No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Maker or of any other matter, or any other rights as a stockholder of the Maker.

ARTICLE 4

4.1    Covenants. For so long as any Note is outstanding, without the prior written consent of the Holder:

(a)    Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

(b)    Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be

ARTICLE 5

5.1    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Purchase Agreement.

5.2    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

5.3    Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

5.4    Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein.

5.5    Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder Majority. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6    Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

5.7    Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

5.8    Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

PARKERVISION, INC.

By: /s/ Cynthia French

Name: Cynthia French

Title: Chief Financial Officer

ACKNOWLEDGEMENT:

By: /s/ Daniel Lewis

Name: Daniel Lewis

Title: Managing Member